SUB-ITEM 77Q1(e)
                            MEMORANDUM OF AGREEMENT

         This Memorandum of Agreement is entered into as of the effective date on Exhibit "A", between AIM Funds Group, AIM International Mutual Funds, AIM Treasurer's Series Trust and AIM Variable Insurance Funds (each a "Trust" or, collectively, the "Trusts"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Fund"), and A I M Advisors, Inc. ("AIM"). This Memorandum of Agreement restates the Memorandum of Agreement dated November 1, 2004, between AIM International Mutual Funds, on behalf of AIM International Growth Fund, and A I M Advisors, Inc. AIM shall and hereby agrees to waive fees or reimburse expenses of the Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in Exhibit "A".

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and AIM agree as follows:

         The Trusts and AIM agree until the date set forth on the attached Exhibit "A" that AIM will waive its fees at the rate, on an annualized basis, set forth on Exhibit "A" of the average daily net assets allocable to such class. The Board of Trustees and AIM may terminate or modify this Memorandum of Agreement prior to the date set forth on Exhibit "A" only by mutual written consent. AIM will not have any right to reimbursement of any amount so waived or reimbursed.

         The Trusts and AIM agree to review the then-current waivers or expense limitations for each class of the Funds listed on Exhibit "A" on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trust and AIM have agreed to continue them. Exhibit "A" will be amended to reflect any such agreement.

         It is expressly agreed that the obligations of each Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Fund, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trusts, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trusts acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund, as provided in each Trust's Agreement and Declaration of Trust.

         IN WITNESS WHEREOF, each of the Trusts and AIM have entered into this Memorandum of Agreement as of the date first above written.

                                  AIM FUNDS GROUP
                                  AIM INTERNATIONAL MUTUAL FUNDS,
                                  AIM TREASURER'S SERIES TRUST
                                  AIM VARIABLE INSURANCE FUNDS
                                  on behalf of the Funds listed in Exhibit "A" to this Memorandum of Agreement


                                  By:    /s/ Robert H. Graham
                                         -----------------------------------

                                  Title: President
                                         -----------------------------------

                                  A I M ADVISORS, INC.

                                  By:    /s/ Mark H. Williamson
                                         -----------------------------------

                                  Title: President
                                         -----------------------------------

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
                                  EXHIBIT "A"

           FUND                                     WAIVER                             EFFECTIVE DATE       EXPIRATION DATE
           ----                                     ------                             --------------       ---------------
AIM FUNDS GROUP
AIM Premier Equity Fund
         All Classes                       Advisory fee waiver of 0.02% of the           July 1, 2005         June 30, 2006
                                           advisory fee payments on average net
                                           assets


AIM INTERNATIONAL MUTUAL FUNDS
AIM International Growth Fund
         All Classes                       Advisory fee waiver of 0.05% of the         November 1, 2004     October 31, 2005
                                           advisory fee payments on average net
                                           assets in
                                           excess of $500 million


AIM TREASURER'S SERIES TRUST
Premier Portfolio
         All Classes                       Advisory fee waiver of 0.08% of the           June 30, 2005       August 31, 2006
                                           advisory fee payments on average net
                                           assets

Premier U.S. Government Money Portfolio
         All Classes                       Advisory fee waiver of 0.08% of the
                                           advisory fee payments on average net          June 30, 2005       August 31, 2006
                                           assets


AIM VARIABLE INSURANCE FUNDS
AIM V.I. Premier Equity Fund
         All Classes                       Advisory fee waiver of 0.02% of the           July 1, 2005         June 30, 2006
                                           advisory fee payments on average net
                                           assets

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